SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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     14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                              STARCRAFT CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                          [STARCRAFT CORPORATION LOGO]

                                 P.O. Box 1903
                              2703 College Avenue
                           Goshen, Indiana 46527-1903
                                 (219) 533-1105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On February 6, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of Starcraft Corporation (the "Company") will be held at the Ramada Inn and Conference Center, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Wednesday, February 6, 2002 at 9:00 A.M., Goshen time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of one director of the Company in Class II for a term to expire in the year 2005.

     2. Ratification of Auditors. Ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending September 29, 2002.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 21, 2001, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 30, 2001, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                         By Order of the Board of Directors

                                         /s/ Kelly L. Rose
                                         Kelly L. Rose, Chairman of the Board
                                             and Chief Executive Officer
Goshen, Indiana
January 7, 2002

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          [STARCRAFT CORPORATION LOGO]

                                  P.O. Box 1903
                               2703 College Avenue
                           Goshen, Indiana 46527-1903
                                 (219) 533-1105

                                 PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                February 6, 2002

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Starcraft Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M., Goshen time, on February 6, 2002, at the Ramada Inn and Conference Center, 1375 Lincoln Way East (U.S. 33
East), Goshen, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about January 7, 2002.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Richard J. Mullin, P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46527-1903), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only voting shareholders of record at the close of business on December 21, 2001 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,266,059 shares of the Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The following table provides certain information regarding the beneficial ownership of the Common Stock as of December 21, 2001, by each person who is known by the Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                       Number of Shares
Name and Address of                     of Common Stock             Percent of
Beneficial Owner                  Beneficially Owned(2)(4)(6)     Class(2)(4)(6)
------------------------          ---------------------------     --------------
Kelly L. Rose                             1,999,661 (1)               40.5%
2703 College Avenue
Goshen, Indiana  46528

G. Raymond Stults                           478,100 (3)               10.1%
2703 College Avenue
Goshen, Indiana  46528

Michael H. Schoeffler                       238,257 (5)                5.3%
2703 College Avenue
Goshen, Indiana   46528
-----------------------
(1) Includes 100,000 shares owned by Karen K. Rose, Mr. Rose's spouse, 218,282 exercisable stock options issued under the 1993 and 1997 Stock Option Plans and an additional 450,000 exercisable stock options which are or will become exercisable within the next 60 days, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.
(2) (Based upon 4,266,059 shares of Common Stock outstanding (and in the case of Mr. Rose, 218,282 exercisable stock options issued under the 1993 and 1997 Stock Option Plans and an additional 450,000 exercisable stock options held by Mr. Rose). The number of shares deemed outstanding does not include exercisable stock options held by other employees, management and directors for 827,283 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.
(3) (Includes 13,000 exercisable stock options issued under the 1993 and 1997 Stock Option Plans and an additional 450,000 exercisable stock options which are or will become exercisable within the next 60 days.
(4) (Based upon 4,266,059 shares of Common Stock outstanding (and in the case of Mr. Stults, 13,000 exercisable stock options issued under the 1993 and 1997 Stock Option Plans and an additional 450,000 exercisable stock options held by Mr. Stults). The number of shares deemed outstanding does not include exercisable stock options held by other employees, management and directors for 1,032,565 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.
(5) (Includes 190,000 exercisable stock options issued under the 1993 and 1997 Stock Option Plans.
(6) (Based on 4,266,059 shares of Common Stock outstanding (and in the case of Mr. Schoeffler, 190,000 exercisable stock options issued under the 1993 and 1997 Stock Option Plans). The number of shares deemed outstanding does not include exercisable stock options held by other employees, management and directors for 1,305,565 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     The nominee for director from Class II is Michael H. Schoeffler. Mr. Schoeffler is a current director of the Company. If elected by the shareholders at the Annual Meeting, the term of Mr. Schoeffler will expire in 2005. Mr. Neuharth plans to retire from the Board upon the expiration of his term in February 2002 at which time the number of directors will be reduced from five
(5) to four (4).

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of Mr. Schoeffler. If Mr. Schoeffler should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee may not be able to serve as director if elected.

     The following table sets forth certain information regarding the nominee for election as director and the other incumbent directors, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No director or nominee for director is related to any other director or nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Common Stock beneficially owned by each executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                                                   Common Stock
                                                               Director of         Beneficially
                                              Expiration of      Company           Owned as of               Percentage
Name                                        Term as Director      Since         December 21, 2000(1)          of Class
---------------------------------------     ----------------  ---------------   --------------------      ----------------
Directors and Nominees

Class I:
Kelly L. Rose                                     2003             1991          1,999,661 (2)(3)(6)            40.5%
David J. Matteson                                 2003             1993             14,500 (3)                   *

Class II:
Allen H. Neuharth                                 2002             1993             24,100 (3)(5)                *
Michael H. Schoeffler (Nominee)                   2002             1999            238,257 (3)                   5.3%

Class III:
G. Raymond Stults                                 2004             1998            478,100 (3)(6)               10.1%

Executive Officer
Richard J. Mullin                                                                   78,000 (3)                   1.8%

All directors and executive officers
  as a group (6 persons)                                                         2,832,618 (4)(6)               49.8%

------------------------
*    Indicates less than 1%.
(1) (Based upon information furnished by the respective director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes and also includes options held by the individual or group that currently are or will become exercisable within the next 60 days.
(2) Includes 100,000 shares owned by Mr. Rose's spouse, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.
(3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "1993 Incentive Plan") and/or the Starcraft Corporation 1997 Stock Incentive Plan ("1997 Incentive Plan" and together with the 1993 Incentive Plan, the "Incentive Plans"): 218,282 shares subject to currently exercisable options held by Mr. Rose; 190,000 shares subject to currently exercisable options held by Mr. Schoeffler; 74,000 shares subject to currently exercisable options held by Mr. Mullin. Also includes 13,000 shares subject to exercisable options held by each of Mr. Matteson, Mr. Neuharth and Mr. Stults.
(4) This total includes 65,523 shares subject to stock options granted under the Incentive Plans which are exercisable or will be exercisable within the next 60 days.
(5) Includes 100 shares currently held by a trust under which Mr. Neuharth serves as Trustee.
(6) Includes 400,000 options issued (200,000 each) to Messrs. Rose and Stults in connection with the November 1998 refinancing of the Company's revolving credit arrangements and 500,000 options issued (250,000 each) to Messrs. Rose and Stults in connection with the December 2000 refinancing of the Company's revolving credit arrangements.

     The business experience of each director, director nominee and executive officer is set forth below.

Class I

     Mr. Rose (age 49) founded the Company in 1990. He has served as Chairman of the Board since January 18, 1991, and as Chief Executive Officer since April 16, 1993. He also serves as Chairman of the Board and Chief Executive Officer of Tecstar, LLC. Mr. Rose was co-founder and 50% owner of ASA Corporation from January 1977 to July 1990. ASA Corporation is an importer and international distributor of electronic components to manufacturers in the van conversion and recreational vehicle industries. Mr. Rose has served on the Executive Board of the Recreational Vehicle Industry Association and remains committed to numerous charitable and philanthropic organizations.

     Mr. Matteson (age 65) was elected Director of the Company in April 1993. Presently retired, he served as the Associate Pastor of Granger Missionary
Church in Granger, Indiana, from September 1985 to May 1994. Prior to that appointment, he was associated with Bethel College, Mishawaka, Indiana, where he served as Vice President for Business and Finance, Registrar, Director of Admissions, and Director of Financial Aid over a period of twenty years.

Class II - Director Nominee

     Mr. Schoeffler (age 41) was elected Director of the Company in November 1999. He is currently General Manager of Starcraft Bus and Mobility, a division of Forest River, Inc., a recreational vehicle manufacturer. Mr. Schoeffler resigned as an officer of the Company in August, 2001, to join Forest River, Inc. in connection with the Company's sale of its bus and mobility business assets to Forest River, Inc. A Certified Public Accountant, Mr. Schoeffler joined the Company in 1995 as Senior Vice President, Treasurer, and Chief Financial Officer and was appointed Secretary in 1995. Effective December 12, 1996, Mr. Schoeffler was appointed President and Chief Operating Officer. Prior to joining the Company he was Executive Vice President/Chief Financial Officer of General Products Corporation, an automotive parts supplier, from 1989 to 1995; Assistant Controller for Sudbury, Inc., a diversified manufacturer, from 1986 to 1989; and a Certified Public Accountant with Ernst & Whinney from 1982 to 1986.

Class III

     Mr. Stults (age 53) was appointed Director of the Company in December 1998. He is currently owner and Chairman of Babsco Supply Company, an electrical contractor supplier, as well as investor in numerous companies as a venture capitalist. Previously, Mr. Stults was President of Shelter Components
Corporation, a supplier to the manufactured housing industry, until the corporation was sold in early 1998 and President and owner of Babsco, Inc., a regional distributor to the contractor and OEM markets, from January 1981 through January 1995.

Executive Officer

     Mr. Mullin (age 50) a Certified Public Accountant, joined the Company in May, 2000 as Senior Vice President, Secretary, and Chief Financial Officer. Effective August 22, 2001, Mr. Mullin was appointed President and Chief Operating Officer. Prior to joining the Company he was President of WELLS-CTI, Inc., a burn-in and test socket supplier to the integrated circuit industry from 1993 to 2000; Senior Vice President and Chief Financial Officer of Wells Electronics, Inc. from 1983 to1993; and a Certified Public Accountant with Peat, Marwick, Mitchell & Co. (KPMG) from 1975 to 1983.

     THE DIRECTOR NOMINEE SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS' MEETING OR AT ANY ADJOURNMENT THEREOF.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 30, 2001, the Board of Directors of the Company met five (5) times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Audit Committee of the Board of Directors has the responsibility and authority described in its charter which has been adopted by the Company's Board of Directors. The current members of the Committee are directors Stults (Chairman), Matteson, and Neuharth. The Audit Committee held two meetings during the year ended September 30, 2001.

     The members of the audit committee are independent, as defined by Nasdaq rules, except for Mr. Neuharth. In the case of Mr. Neuharth, the board of directors determined, in compliance with Nasdaq's listing standards, to continue Mr. Neuharth's service on the audit committee because of the extent of his knowledge and experience in financial and business matters. Mr. Neuharth may not qualify as "independent" under Nasdaq rules because of his consulting agreement described below under "Compensation of Directors."

     Audit Committee Report. The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended September 30, 2001, which are included in the shareholder annual report accompanying this proxy statement. The audit committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company).

     Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for fiscal 2001 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

                                G. Raymond Stults
                                David J. Matteson
                                Allen H. Neuharth

     The Compensation Committee of the Board of Directors is comprised of Messrs. Matteson, Neuharth and Stults. The Compensation Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Incentive Plans and has certain interpretive responsibilities for the Directors' Share Plan. The Compensation Committee met two times during the fiscal year ending September 30, 2001.

Management Remuneration and Related Transactions

     Compensation Committee Report. The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. The Company has employment contracts with the named executives which help the Company retain its executive officers and currently provide for the executives' base salaries. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated public companies. In determining base salaries, the Compensation Committee also takes into account individual performance and experience. While desiring to maintain executive salaries at competitive levels, the Compensation Committee does not give particular weight to compensation paid by any specific comparable public company.

     For fiscal year 2001, under the terms of Mr. Rose's employment agreement, his base salary for fiscal 2001 was $375,000. Such base salary was determined by the Compensation Committee after considering the individual performance and experience of Mr. Rose and the base salary levels of executives with similar talent and experience who are employed with similarly situated public companies.

     Under Mr. Mullin's employment agreement, his base salary was set at $ 165,000 at his date of hire. Effective August 22, 2001, his base salary was increased to $190,000. Such base salary for Mr. Mullin was determined by the Compensation Committee after considering the experience of Mr. Mullin and the base salaries of executives with similar talent and experience employed by similarly situated public companies.

     Annual Incentive Bonuses. Since the Company's performance did not exceed expectations, no bonuses were paid in fiscal years 1999, 2000 or 2001 for Mr. Rose. In 2001, Mr. Mullin received a bonus of $20,000.

     Stock Options and Restricted Stock. The 1997 Incentive Plan and the 1993 Incentive Plan are the Company's long-term incentive plans for directors, executive officers and other key employees. The objective of the Incentive Plans is to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Incentive Plans authorize the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards.

     Options have been granted to the named executive officers as follows: Mr. Rose 400,000, Mr. Mullin 110,000 and Mr. Schoeffler 190,000. This includes 250,000, 60,000 and 105,000 options granted in fiscal 2001 to Mr. Rose, Mr. Mullin and Mr. Schoeffler, respectively. Such options are incentive stock options with exercise prices ranging from $1.35 to $7.50 per share and are described in greater detail elsewhere in this Proxy Statement. Mr. Rose's and the other executives' grants of additional options during fiscal 2001 were deemed appropriate to reward them for their efforts in restructuring the Company, disposing of excess facilities and significantly reducing outstanding bank debt. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases above the exercise price.

     To date the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of ss.162(m) of the Internal Revenue Code of 1986, which limit the deductibility of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's remuneration will exceed $1 million per year.

     The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. Fiscal 2001 was another challenging year for the Company and its executive officers during which the Company saw positive developments on several fronts. The Committee believes that compensation levels during fiscal 2001 for Mr. Rose and Mr. Mullin adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members
                                -----------------
                           David J. Matteson, Chairman
                                Allen H. Neuharth
                                G. Raymond Stults

Remuneration of Named Executive Officers

     The following table sets forth for each of the Company's last three fiscal years information with respect to Mr. Rose and Mr. Mullin who are the executive officers of the Company and Mr. Schoeffler who served as an executive officer until August 22, 2001.

Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                           Annual Compensation                               Awards
                                 --------------------------------------       Other     --------------      All
                                                                             Annual       Securities       Other
                                 Fiscal                                      Compen-      Underlying      Compen-
Name and Principal Position       Year        Salary           Bonus        sation (1)   Options/SARs   sation (2)
---------------------------      ------     ----------      -----------    ------------ --------------  ----------
Kelly L. Rose                     2001        $375,000     $      --         $38,548         250,000     $    --
   Chairman and                   2000         366,102            --          36,575         100,000       4,500
   Chief  Executive Officer       1999         300,000            --          25,632              --         519

Michael H. Schoeffler             2001        $285,485     $      --         $58,117         105,000     $    --
   President, Chief Operating     2000         275,065            --           7,644          25,000       4,544
   Officer, Chief Financial       1999         200,000            --           6,273          50,000       2,272
   Officer, Treasurer and
   Secretary

Richard J. Mullin                 2001        $166,923       $20,000        $  1,009          60,000     $    --
   President, Chief Financial     2000          69,808            --             959          50,000          --
   Officer, and Secretary         1999              --            --              --              --          --

--------------------------
(1) Other annual compensation for 1999, 2000 and 2001 consisted of taxes paid and other various benefits. In particular, Mr. Schoeffler received payment of $50,000 at the time of his resignation in August, 2001. The value of perquisites or other personal benefits received by the named executives in 1999, 2000 and 2001 did not otherwise exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2) These amounts represent Company contributions, on behalf of each of the named executives, to the 401(k) Plan.

Stock Incentive Plans

     Mr. Rose, Mr. Schoeffler and Mr. Mullin had received options to purchase 700,000 shares of Common Stock under the Incentive Plans as of the end of fiscal 2001. The purpose of the Incentive Plans is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.

     The following sets forth information related to options granted during fiscal 2001 to the following executive officers.

Options Granted -- Last Fiscal Year

                                                                                               Potential Realized
                                                   Individual Grants                            Value at Assumed
                             -----------------------------------------------------------     Annual Rates of Stock
                                            % of Total                                        Price Appreciation
                                         Options Granted    Exercise of                         for Option Term
                             Options     to Employees in     Base Price       Expiration     -----------------------
Name                         Granted       Fiscal Year        ($/share)          Date            5%            10%
----------------------       -------     ---------------    -----------       ----------      -------      ---------
Kelly L. Rose                 50,000           11%             $3.50           11/11/05       $48,349      $106,839
                              25,000            5%             $1.35           05/02/06         9,325        20,605
                              30,500            7%             $3.00           08/23/06        25,280        55,862
                             144,500           31%             $3.00           08/23/06       119,768       264,656

Michael H. Schoeffler         25,000            5%             $3.50           11/11/05        24,175        53,420
                              80,000           17%             $3.00           08/23/06        66,308       146,522

Richard J. Mullin             25,000            5%             $3.50           11/11/05        24,175        53,420
                              10,000            2%             $1.91           02/27/06         5,266        11,636
                              25,000            5%             $3.00           08/23/06        20,721        45,788


     The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the executive officers as of September 30, 2001.

                                    Fiscal Year-End Option/SAR Values
                                    ---------------------------------
                                           Number of Shares                           Value of Unexercised
                                        Underlying Unexercised                            In-The-Money
                                       Options at Fiscal Year End                 Options at Fiscal Year End(1)
                                   ----------------------------------            --------------------------------
Name                               Exercisable          Unexercisable            Exercisable        Unexercisable
-------------------------          -----------          -------------            -----------        -------------
Kelly L. Rose (2)                    165,759               234,241             $  51,750 (3)             -0-

Michael H. Schoeffler                190,000                   -0-                57,375 (3)             -0-

Richard J. Mullin                     61,000                49,000                 4,800 (3)             -0-

-------------------------
(1) Based on market value of the Common Stock of $2.39 per share at September 30, 2001.
(2) Excludes certain options issued in connection with financing arrangements. See "Certain Transactions" below.
(3) Excludes 90,759, 115,000 and 51,000 options granted for Mr. Rose, Mr. Schoeffler and Mr. Mullin, respectively, as of the end of the last fiscal year that are not "in-the-money."

Employment Agreements

     The Company has entered into a five-year employment contract with Kelly L. Rose ("Rose"). The contract, effective as of December 12, 1996, extends annually to maintain its five-year term unless notice not to extend is properly given by either party to the contract. Rose is entitled to receive a base salary under the contract for 2001 of $375,000. Mr. Rose's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Rose may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Rose for "cause" (as defined in the contract) at any time. If Rose terminates his own employment for "cause" (as defined in the contract), or if the Company, in arbitration or judicial proceedings, is found to have breached any of the material terms or conditions of the agreement, Rose shall be entitled to receive his base compensation under the contract for an additional five years from the termination date. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Rose may elect to receive his base compensation under the contract for such five year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Rose's employment is terminated for any reason including Rose's termination of his employment with the Company without cause, Rose will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. In the event of Rose's disability, Rose will be entitled to receive his base compensation for five additional years during the continuance of such disability. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. In the event of Rose's death, Rose's spouse will be entitled to receive Rose's base compensation for an additional five years. During such period, Rose's spouse will also continue to receive the benefit of the Company's insurance plans. The contract provides for certain additional insurance coverage and other perquisites to be paid for by the Company. The contract also requires Rose to protect the confidential business information of the Company.

     On May 1, 2000, the Company entered into a one-year employment contract with Richard J. Mullin ("Mullin"). The contract extends annually unless notice not to extend is properly given by either party to the contract. Mullin is entitled to receive a base salary under the contract for 2001 of $165,000. Mr. Mullin's base salary was increased to $190,000 on August 22, 2001 upon his appointment as President of the Company. Mr. Mullin's base salary is subject to increases approved by the Company. Additionally, the Company may decrease the salary it pays to Mullin if the operating results of the Company are significantly less favorable than those for the fiscal year then ending, and the Company decreases the salaries it pays to all other senior executive officers. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Mullin may terminate his employment upon ninety days' written notice to the Company. The Company may discharge Mullin for "cause" (as defined in the contract) at any time. If the Company terminates Mullin's employment for other than cause or if Mullin terminates his own employment for "cause" (as defined in the contract), Mullin shall be entitled to receive his base compensation under the contract for an additional six months from the termination date. In addition, during such period Mullin shall be entitled to continue to participate in the Company's group insurance plans. The employment contract provides the Company protection for one year from competition by Mullin should he voluntarily terminate his employment without cause or be terminated by the Company for cause. The employment contract also requires protection of confidential business information.

     On December 12, 1996, the Company entered into a one-year employment contract with Michael H. Schoeffler ("Schoeffler") which renewed annually. The contract provided, among other things, for Mr. Schoeffler's base salary and participation in other fringe benefits and benefit plans available to the Company's employees. The contract also provided for severance compensation depending on the circumstances of termination. Mr. Schoeffler resigned in August, 2001. The employment contract provides the Company protection for two years from competition by Mr. Schoeffler under certain circumstances. The employment contract also requires protection of confidential business information.

Defined Benefit Plans

     401(k) Savings Plan. The employees of the Company with more than six months of service and who have attained age 18 are entitled to participate in the 401(k) Savings Plan of the Company (the "401(k) Plan"). The Company has discretion to make a matching contribution to each participating employee based on the employee's contribution up to a maximum of 6% of the employee's compensation. The Company also has discretion to make additional profit-sharing contributions. Benefits under the 401(k) Plan are payable upon the employee's retirement, death, disability or other termination of employment.

Compensation of Directors

     Director Compensation. Directors of the Company who are salaried employees of the Company do not receive additional compensation for serving as director. Non-employee directors of the Company receive a retainer of $5,000 per year for serving on the Board of Directors and $1,250 for each meeting of the Board of Directors of the Company, $625 for each committee meeting of the Board of Directors and $625 for a meeting of the Board of Directors of one of the Company's subsidiaries. Pursuant to the Directors' Share Plan and a related compensation deferral plan, non-employee directors may elect to receive their cash director fees in the form of Company Common Stock or to have the payment of their fees deferred. In the event of deferral, the director may elect to have the deferred amount deemed invested in Company shares (with dividend-equivalent value deemed reinvested in shares) or as a general interest-bearing obligation of the Company.

     Non-employee directors are eligible to receive supplemental life, accidental death and disability and health insurance. Premiums paid for Messrs. Neuharth, Matteson and Stults during fiscal 2001 were $356, $11,155, and $356, respectively. Non-employee directors are also eligible to receive personal use of a demonstrator Starcraft conversion vehicle through May of 2001. The estimated value of vehicles provided to Mr. Neuharth was approximately $5,138, during fiscal 2001. A vehicle was not provided to Messrs. Stults or Matteson during fiscal 2001.

     The Company entered into a consulting agreement with Allen H. Neuharth as of September 15, 1993 for a period of one year, subject to automatic extension unless cancelled by either party upon thirty days' written notice. The agreement is intended to help the Company take optimal advantage of Mr. Neuharth's experience and expertise in entrepreneurship, public relations, management motivation and the investment community. Mr. Neuharth will be available to the Company to provide consultation, assistance and advice, generally as management requests. He will also make at least two speaking appearances on the Company's behalf each year. Under the agreement, Mr. Neuharth receives $6,500 per month for his consulting services, reimbursement for reasonable out-of-pocket expenses, including first-class travel and lodging accommodations, and certain other perquisites appropriate to the performance of his services. As a Director of the Company, Mr. Neuharth is also entitled to receive such retainers, fees, stock options and other benefits that accrue to non-employee members of the Board of Directors. See "Certain Transactions" below.

Performance Graph

     The graph below shows the performance of the Company's Common Stock for fiscal years 1995 through 2001 in comparison to the NASDAQ Composite Index and certain peer groups described below.

[GRAPH OMITTED]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG STARCRAFT AUTOMOTIVE CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                   1996       1997       1998       1999       2000       2001
                                   ----       ----       ----       ----       ----       ----
STARCRAFT AUTOMOTIVE CORP.        100.00      43.42      36.84      97.37      73.68      50.32
PEER GROUP INDEX                  100.00     129.88     109.31      67.05      43.23      33.48
NASDAQ MARKET INDEX               100.00     135.92     141.25     228.51     312.59     128.07




     Peer group comparisons. Management believes the vehicle conversion business has similarities to, and can be affected by factors in the general automotive industry. The Company is the only publicly-traded company whose principal line of business is vehicle conversions, so a directly comparable peer group is not available. The peer group presented consists of companies in the automotive business, primarily suppliers to original equipment manufacturers:
Driverssheild.com Inc., Featherlite Inc. and R&B Inc.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001 the members of the Company's Compensation Committee have been outside directors Matteson, Stults and Neuharth. See "Compensation of Directors" above.

Certain Transactions

     In December 2000, the Company refinanced its revolving and term credit arrangements with its primary financial institution. To induce the bank to proceed with the refinancing, Kelly L. Rose and G. Raymond Stults guaranteed up to $750,000 each of the Company's indebtedness ($1.5 million in the aggregate) and provided a letter of credit to secure payment. To induce Mr. Rose and Mr. Stults to provide the Company with such credit support, the Company issued to each of Mr. Rose and Mr. Stults options to purchase 250,000 shares of the Company's common shares at a purchase price of $3.00 per share. The options have a term of five years. The exercise price represents the average market value of the Company's Common Stock for the twenty trading days preceding the date of the issuance. The issuance of the options to both Mr. Rose and Mr. Stults was approved by the independent directors of the Company.

     In November 1998, the Company refinanced its revolving and term credit arrangements and entered into a new credit agreement with a financial institution. The Company's former principal lending bank retained a subordinated term loan position. To induce such bank to proceed with the refinancing, Kelly
L. Rose and G. Raymond Stults guaranteed up to $500,000 each of the Company's indebtedness ($1 million in the aggregate) and provided a letter of credit to secure payment. To induce Mr. Rose and Mr. Stults to provide the Company with such credit support, the Company issued to each of Mr. Rose and Mr. Stults options to purchase 200,000 shares of the Company's common shares at a purchase price of $2.20 per share. The options have a term of five years. The exercise price represents the average market value of the Company's Common Stock for the ten trading days preceding the date of the issuance. Mr. Stults was not a director of the Company at the time of this transaction. The issuance of the options to both Mr. Rose and Mr. Stults was approved by the independent directors of the Company.

     The Company from time to time utilizes an airplane for business transportation purposes which is owned by a partnership in which Mr. Rose and Mr. Stults each hold a one-third interest. During 2001, payments by the Company for use of the plane totaled $53,356.

             PROPOSAL II-- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting of the appointment of the accounting firm of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ended September 29, 2002. The Board of Directors of the Company approved the engagement of Crowe, Chizek and Company LLP as the Company's independent auditors by unanimous resolution at a November 6, 2001 meeting of the Board of Directors upon the recommendation of the Audit Committee. Crowe, Chizek and Company has served as auditors for the Company since July 27, 1998.

     A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.

                             SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next Annual Meeting of the Company to be held in 2003 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of January 7, 2003. Any such proposal should be sent to the attention of Richard J. Mullin, Secretary of the Company, at P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46527-1903.

                  FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended September 30, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were complied with.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                       By Order of the Board of Directors

                                       /s/ Kelly L. Rose
                                       Kelly L. Rose, Chairman of the Board
                                          and Chief Executive Officer
January 7, 2002

REVOCABLE                      STARCRAFT CORPORATION                   REVOCABLE
PROXY                                                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 6, 2002

The undersigned hereby appoints Kelly L. Rose and Richard J. Mullin, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Starcraft Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ramada Inn and Conference Center, 1375 Lincoln Way East (U.S. 33
East), Goshen, Indiana, on Wednesday, February 6, 2002, at 9:00 A.M., Goshen time, and at any and all adjournments thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

STARCRAFT CORPORATION
FEBRUARY 6, 2002 9:00 A.M.
--------------------------------------------------------------------------------

     [ ] Mark this box with an X if you have made changes to your name or address details below.



--------------------------------------------------------------------------------
PROXY CARD
--------------------------------------------------------------------------------
Please mark vote in box in the following manner using dark ink only.         X
--------------------------------------------------------------------------------
      The Board of Directors Recommends a Vote "FOR" the listed nominees.
--------------------------------------------------------------------------------
1.  Election of Director to serve for three year term            For    Withhold
expiring in 2005.
01.  Michael H. Schoeffler                                       [ ]       [ ]



--------------------------------------------------------------------------------
The Board of Directors Recommends a Vote "FOR" each of the listed propositions.
--------------------------------------------------------------------------------

2.  Ratification of the appointment of Crowe,     For      Against      Abstain
Chizek and Company LLP as auditors                [ ]        [ ]           [ ]
for the year ending September 29, 2002.

Please  check  this  box  if  you  intend
to attend the Annual Meeting of Shareholders.     [ ]





                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature                          Signature                       Date
--------------------------------   ------------------------------  -------------
                                                                      /  /
                                                                    -- -- ----
--------------------------------   ------------------------------  -------------